NEWS RELEASE

For Immediate Release	Contact:	Deanna Hart	Angela English
October 24, 2024		Investor Relations	Corporate Communications
		919-716-2137	803-931-1854

FIRST CITIZENS BANCSHARES REPORTS THIRD QUARTER 2024 EARNINGS

RALEIGH, N.C. -- First Citizens BancShares, Inc. (“BancShares”) (Nasdaq: FCNCA) reported earnings for the third quarter of 2024.

Chairman and CEO Frank B. Holding, Jr. said: “We posted another quarter of strong financial results, largely in line with our expectations. Loan growth remained resilient in both the General Bank and Commercial Bank segments, while loans in the SVB Commercial segment declined as Global Fund Banking repayment levels outpaced draw activity. We experienced another quarter of deposit growth, mostly concentrated in our Branch Network, with modest deposit growth in SVB Commercial. The stability of the SVB deposit franchise continues to demonstrate the competitive advantage we maintain in the innovation economy. Credit remained stable and our capital and liquidity positions remained strong. During the third quarter, we repurchased more than 350,000 shares of our Class A common shares for $700 million under the repurchase plan announced in July.

“In the wake of Hurricanes Helene and Milton, our thoughts continue to be with our associates, clients and communities across the Southeast affected by these devastating natural disasters. Our associates responded to these events with resilience, perseverance and determination, allowing us to quickly reopen operations to help our clients and communities in their rebuilding efforts. We are committed to continuing this support moving forward.”

FINANCIAL HIGHLIGHTS
Measures referenced “as adjusted” below, as well as net interest income and net interest margin, excluding purchase accounting accretion (“PAA”), are non-GAAP financial measures (refer to the Financial Supplement available at ir.firstcitizens.com or www.sec.gov for a reconciliation of each non-GAAP measure to the most directly comparable GAAP measure).

Net income for the third quarter of 2024 (“current quarter”) was $639 million compared to $707 million for the second quarter of 2024 (“linked quarter”). Net income available to common stockholders for the current quarter was $624 million, or $43.42 per diluted common share, a $67 million decrease from $691 million, or $47.54 per diluted common share, in the linked quarter.

Adjusted net income for the current quarter was $675 million compared to $755 million for the linked quarter. Adjusted net income available to common stockholders was $660 million, or $45.87 per diluted common share, a $79 million decrease from $739 million, or $50.87 per diluted common share, in the linked quarter.

Current quarter results were primarily impacted by the following notable items to arrive at adjusted net income available to common stockholders:
•Acquisition-related expenses of $46 million,
•Intangible asset amortization of $15 million,
•Favorable fair value adjustment on marketable equity securities of $9 million,

•Realized gain on sales of marketable equity securities of $4 million,
•Gain on sale of leasing equipment of $5 million,
•Other noninterest expense of $8 million, and
•Net impact of $15 million for the tax effect of notable items.

NET INTEREST INCOME AND MARGIN
•Net interest income totaled $1.80 billion for the current quarter, a decrease of $25 million from the linked quarter. Net interest income related to PAA was $101 million compared to $140 million in the linked quarter, a decrease of $39 million. Net interest income, excluding PAA, was $1.70 billion compared to $1.68 billion in the linked quarter, an increase of $14 million.
•The decrease in net interest income was due to a $33 million increase in interest expense, partially offset by an $8 million increase in interest income.
•The increase of $8 million in interest income was due to increases in interest on investment securities and loans of $28 million and $8 million, respectively, which were partially offset by a $28 million decrease in interest on interest-earning deposits at banks.
◦Higher average balances led to a $46 million increase in loan interest income, which was partially offset by a $38 million decrease in loan PAA income, resulting in an $8 million increase in loan interest income compared to the linked quarter.
◦Continued purchases of short duration investment securities increased the average balance and interest income for investment securities and decreased the average balance and interest income for interest-earning deposits at banks.
•The $33 million increase in interest expense was mostly due to a $29 million increase in interest expense on deposits, primarily related to growth in money market deposits in the Branch Network and savings deposits in the Direct Bank, partially offset by a decrease in the average balance of time deposits.
•Net interest margin was 3.53% compared to 3.64% in the linked quarter. Net interest margin, excluding PAA, was 3.33% compared to 3.36% in the linked quarter.
◦The yield on average interest-earning assets was 6.18%, a decrease of 8 basis points from the linked quarter, primarily due to decreases in the yield on interest-earning deposits at banks and loan accretion, partially offset by a higher yield on investment securities.
◦The rate paid on average interest-bearing liabilities increased 3 basis points from the linked quarter, primarily due to a higher average rate paid on money market deposits, partially offset by lower average rates paid on all other interest-bearing deposits. While the rate paid on average money market deposits increased compared to the linked quarter, it declined late in the current quarter.

NONINTEREST INCOME AND EXPENSE
•Noninterest income totaled $650 million, an increase of $11 million compared to the linked quarter. Noninterest income in the current quarter included a realized gain of $4 million on the sale of marketable equity securities and an $11 million favorable fair value adjustment on marketable equity securities relative to the linked quarter.
•Adjusted noninterest income was $474 million compared to $479 million in the linked quarter, a decrease of $5 million. The decrease in adjusted noninterest income was a result of an $18 million decline in other noninterest income, mainly attributable to fair value changes in customer derivative positions and other nonmarketable investments, partially offset by increases of $4 million in fee income and other service charges, $3 million in adjusted rental income on operating lease equipment, and $6 million spread among various noninterest income line items.

•Noninterest expense was $1.46 billion compared to $1.39 billion in the linked quarter, an increase of $70 million. Salaries and benefits increased $43 million, mainly attributable to an additional working day in the current quarter, net staff additions, increases in incentive accruals and temporary labor associated with technology projects. Professional fees increased $18 million, mostly related to continued enhancements to our large financial institution regulatory compliance capabilities. The remaining increase of $9 million was spread among various noninterest expense line items.
•Adjusted noninterest expense was $1.23 billion compared to $1.17 billion in the linked quarter, an increase of $61 million, mostly related to the previously discussed increases in salaries and benefits and professional fees.

BALANCE SHEET SUMMARY
•Loans and leases totaled $138.70 billion at September 30, 2024, a decrease of $646 million (0.5% linked quarter decline) compared to $139.34 billion at June 30, 2024 as the decrease in the SVB Commercial segment was partially offset by loan growth in the General Bank and Commercial Bank segments.
◦The decrease in the SVB Commercial segment of $2.12 billion (5.0% linked quarter decline) was primarily due to declines in Global Fund Banking as repayment levels outpaced draw activity on new lines of credit.
◦Loan growth in the General Bank segment of $897 million (1.4% linked quarter growth) was primarily related to commercial and business loans in the Branch Network.
◦Loan growth of $573 million (1.8% linked quarter growth) in the Commercial Bank segment was primarily due to growth in the Tech Media and Telecom and Healthcare verticals.
•Total investment securities were $38.66 billion at September 30, 2024, an increase of $997 million since June 30, 2024. The increase was mainly attributable to purchases of approximately $2.58 billion short duration U.S. Treasury and U.S. agency mortgage-backed investment securities available for sale during the current quarter, partially offset by paydowns and maturities.
•Deposits totaled $151.57 billion at September 30, 2024, an increase of $495 million since June 30, 2024 (0.3% linked quarter growth). The increase was mostly due to growth in the General Bank and SVB Commercial segments, which was partially offset by declines in the Commercial Bank segment and the Direct Bank.
◦Deposit growth in the General Bank segment of $690 million was primarily due to money market deposits in the Branch Network.
◦Deposit growth in the SVB Commercial segment of $54 million was primarily due to an increase in money market deposits, partially offset by declines in noninterest-bearing and interest-bearing checking.
◦Deposits in the Commercial Bank segment decreased by $204 million as declines in noninterest-bearing and interest-bearing checking were partially offset by growth in money market deposits.
◦Corporate deposits, which includes the Direct Bank, declined by $49 million, mostly due to a decline in time deposits, partially offset by growth in savings deposits.
•Noninterest-bearing deposits represented 26.0% of total deposits as of September 30, 2024, compared to 26.5% at June 30, 2024. The cost of average total deposits was 2.64% for the current quarter, compared to 2.61% for the linked quarter. While the cost of average total deposits increased 3 basis points from the linked quarter, the pace slowed relative to the 8 basis point increase in the linked quarter compared to the first quarter of 2024.
•Funding mix remained stable with 80.3% of the total funding composed of deposits.

PROVISION FOR CREDIT LOSSES AND CREDIT QUALITY
•Provision for credit losses totaled $117 million for the current quarter compared to $95 million for the linked quarter, an increase of $22 million. The current quarter provision for credit losses included a loan and lease loss provision of $123 million, partially offset by a benefit for off-balance sheet credit exposure of $6 million.
◦The provision for loan and lease losses of $123 million increased $28 million compared to the linked quarter, mainly attributable to an increase in net charge-offs of $13 million, changes in the macroeconomic forecast, higher specific reserves, and an estimate of $20 million related to Hurricane Helene.
•Net charge-offs totaled $145 million for the current quarter, representing 0.42% of average loans, compared to $132 million, or 0.38% of average loans, for the linked quarter. The $13 million increase in net charge-offs was mainly related to the Real Estate Finance and Equipment Finance portfolios in the Commercial Bank segment.
•Nonaccrual loans were $1.24 billion, or 0.90% of loans, at September 30, 2024, compared to $1.14 billion, or 0.82% of loans, at June 30, 2024. The increase in nonaccrual loans was concentrated in the SVB Commercial segment.
•The allowance for loan and lease losses totaled $1.68 billion, or 1.21% of loans, at September 30, 2024, down from 1.22% at June 30, 2024. The net decline in the allowance ratio reflected a reserve release of $22 million for the current quarter, compared to a $37 million reserve release in the linked quarter. The $22 million reserve release in the current quarter was primarily due to changes in credit quality and lower loan balances, partially offset by changes in the macroeconomic forecast, higher specific reserves, and the estimate related to Hurricane Helene.

CAPITAL AND LIQUIDITY
•Capital ratios are well above regulatory requirements. The estimated total risk-based capital, Tier 1 risk-based capital, Common equity Tier 1 risk-based capital, and Tier 1 leverage ratios were 15.36%, 13.78%, 13.24%, and 10.20%, respectively, at September 30, 2024.
•During the current quarter, we repurchased 353,058 of our Class A common shares for $700 million and paid a dividend of $1.64 per share on our Class A and Class B common stock. Shares repurchased during the current quarter represented 2.61% of Class A common shares and 2.43% of total Class A and Class B common shares outstanding at June 30, 2024.
•Liquidity position remains strong as liquid assets were $58.36 billion at September 30, 2024, compared to $56.91 billion at June 30, 2024.

EARNINGS CALL/ WEBCAST DETAILS
BancShares will host a conference call to discuss the company's financial results on Thursday, October 24, 2024, at 9 a.m. Eastern time.
The call may be accessed via webcast on the company’s website at ir.firstcitizens.com or through the dial-in details below:
North America: 1-833-470-1428
All other locations: 1-929-526-1599
Access code: 970671

Our earnings release, investor presentation, and financial supplement are available at ir.firstcitizens.com. In addition, these materials will be furnished to the Securities and Exchange Commission (the “SEC”) on a Form 8-K and will be available on the SEC website at www.sec.gov. After the event, a replay of the call will be available via webcast at ir.firstcitizens.com.

ABOUT FIRST CITIZENS BANCSHARES
First Citizens BancShares, Inc. (Nasdaq: FCNCA), a top 20 U.S. financial institution with more than $200 billion in assets and a member of the Fortune 500TM, is the financial holding company for First-Citizens Bank & Trust Company ("First Citizens Bank"). Headquartered in Raleigh, N.C., First Citizens Bank has built a unique legacy of strength, stability and long-term thinking that has spanned generations. First Citizens offers an array of general banking services including a network of more than 500 branches and offices in 30 states; commercial banking expertise delivering best-in-class lending, leasing and other financial services coast to coast; innovation banking serving businesses at every stage; personalized service and resources to help grow and manage wealth; and a nationwide direct bank. Discover more at firstcitizens.com.

FORWARD-LOOKING STATEMENTS
This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans, asset quality, future performance, and other strategic goals of BancShares. Words such as “anticipates,” “believes,” “estimates,” “expects,” “predicts,” “forecasts,” “intends,” “plans,” “projects,” “targets,” “designed,” “could,” “may,” “should,” “will,” “potential,” “continue,” “aims” or other similar words and expressions are intended to identify these forward-looking statements. These forward-looking statements are based on BancShares’ current expectations and assumptions regarding BancShares’ business, the economy, and other future conditions.

Because forward-looking statements relate to future results and occurrences, they are subject to inherent risks, uncertainties, changes in circumstances and other factors that are difficult to predict. Many possible events or factors could affect BancShares’ future financial results and performance and could cause actual results, performance or achievements of BancShares to differ materially from any anticipated results expressed or implied by such forward-looking statements. Such risks and uncertainties include, among others, general competitive, economic, political (including the upcoming U.S. election), geopolitical events (including conflicts in Ukraine and the Middle East) and market conditions, including changes in competitive pressures among financial institutions and the impacts related to or resulting from recent bank failures, the risks and impacts of future bank failures and other volatility in the banking industry, public perceptions of our business practices, including our deposit pricing and acquisition activity, the financial success or changing conditions or strategies of BancShares’ vendors or customers, including changes in demand for deposits, loans and other financial services, fluctuations in interest rates, changes in the quality or composition of BancShares’ loan or investment portfolio, actions of government regulators, including the recent interest rate cut and any changes by the Board of Governors of the Federal Reserve Board (the “Federal Reserve”), changes to estimates of future costs and benefits of actions taken by BancShares, BancShares’ ability to maintain adequate sources of funding and liquidity, the potential impact of decisions by the Federal Reserve on BancShares’ capital plans, adverse developments with respect to U.S. or global economic conditions, including significant turbulence in the capital or financial markets, the impact of any sustained or elevated inflationary environment, the impact of any cyberattack, information or security breach, the impact of implementation and compliance with current or proposed laws, regulations and regulatory interpretations, including potential increased regulatory requirements, limitations, and costs, such as FDIC special assessments, increases to FDIC deposit insurance premiums and the proposed interagency rule on regulatory capital, along with the risk that such laws, regulations and regulatory interpretations may change, the availability of capital and personnel, and the risks associated with BancShares’ previous acquisition transactions, including the acquisition of certain assets and liabilities of Silicon Valley Bridge Bank, N.A. and the previously completed transaction with CIT Group Inc., or any future transactions.

BancShares’ share repurchase program allows BancShares to repurchase shares of its Class A common stock through 2025. BancShares is not obligated under the share repurchase program to repurchase any minimum or particular number of shares, and repurchases may be suspended or discontinued at any time (subject to the terms of any Rule 10b5-1 plan in effect) without prior notice. The authorization to repurchase Class A common stock will be utilized at management’s discretion. The actual timing and amount of Class A common stock that may be repurchased will depend on a number of factors, including the terms of any Rule 10b5-1 plan then in effect, price, general business and market conditions, regulatory requirements, and alternative investment opportunities or capital needs.

Except to the extent required by applicable laws or regulations, BancShares disclaims any obligation to update forward-looking statements or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. Additional factors which could affect the forward-looking statements can be found in BancShares’ Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and its other filings with the SEC.

NON-GAAP MEASURES
Certain measures in this release, including those referenced as “adjusted,” as well as net interest income and net interest margin, excluding PAA, are “non-GAAP,” meaning they are numerical measures of BancShares’ financial performance, financial position or cash flows that are not presented in accordance with generally accepted accounting principles in the U.S. (“GAAP”) because they exclude or include amounts or are adjusted in some way so as to be different than the most direct comparable measures calculated and presented in accordance with GAAP in BancShares’ statements of income, balance sheets or statements of cash flows and also are not codified in U.S. banking regulations currently applicable to BancShares. BancShares management believes that non-GAAP financial measures, when reviewed in conjunction with GAAP financial information, can provide transparency about or an alternative means of assessing its operating results, financial position or cash flows to its investors, analysts and management. These non-GAAP measures should be considered in addition to, and not superior to or a substitute for, GAAP measures. Each non-GAAP measure is reconciled to the most comparable GAAP measure in the non-GAAP reconciliation. This information can be found in the Financial Supplement located in the Quarterly Results section of our website at https://ir.firstcitizens.com/financial-information/quarterly-results/default.aspx.